Exhibit 99.1

TOYS “R” US APPOINTS GERALD L. STORCH

CHAIRMAN AND CEO

Highly Accomplished Retail Industry Executive to Lead

World’s Largest Toy and Baby Products Specialty Retailer

WAYNE, NJ (February 7, 2006) – Toys “R” Us, Inc. today announced the appointment of Gerald L. Storch as Chairman of the Board and Chief Executive Officer. Mr. Storch, a highly experienced retail industry executive, previously served as Vice Chairman of Target Corporation, where he played an integral role in the growth of Target as one of the leading merchandising and retailing companies in the world.

In discussing his new role, Mr. Storch said, “Toys “R” Us is one of the most well-known retail brands in the world. We have an exciting opportunity to build on this leadership position in the U.S. and internationally and to continue to grow the highly successful Babies “R” Us business. I look forward to working with our employees and vendors in positioning this entire global franchise for growth over the long term and in creating a more compelling shopping experience for our customers.”

Mr. Storch, 49, joined Target (then Dayton-Hudson), in 1993 as Senior Vice President and served in roles of increasing seniority over the next 12 years. He was Vice Chairman of Target from 2001 to 2005, with broad responsibilities including its supply chain operation, its technology services, financial services, and Internet divisions, as well as oversight of its six sigma program, strategic planning, and mergers and acquisitions. Mr. Storch led the development of the SuperTarget grocery strategy and the target.com business and the turnaround at its Marshall Field’s division. Prior to joining Target, Mr. Storch was a partner at McKinsey & Company specializing in retail and financial services. Mr. Storch holds B.A., J.D. and M.B.A. degrees from Harvard University.

The board of Toys “R” Us, Inc., which recruited Mr. Storch, is comprised of representatives from an investment group consisting of affiliates of Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. (KKR), and Vornado Realty Trust (NYSE: VNO). The company was acquired by this group last July.

Michael M. Calbert, a Partner at Kohlberg Kravis Roberts & Co., said, “Jerry Storch’s talent in developing strategies to transform businesses and his track record in driving success in areas ranging from supply chain management to retail operations will be invaluable to the future success of Toys “R” Us.”

Matt Levin, a Managing Director at Bain Capital, stated, “Jerry shares our vision for leveraging the strength of the Toys “R” Us and Babies “R” Us brands to help redefine the overall business and to meet the ever-changing needs of current and new customers in the U.S. as well as in international markets.”

Steven Roth, Chairman and CEO of Vornado, added, “Jerry brings a fresh perspective to this business, which, when coupled with his strong strategic skills and leadership capabilities, will pave the way for continued improvement in the operational infrastructure of Toys “R” Us.”

While the search for a new CEO was underway, Rick Markee, President of Babies “R” Us, and Vice Chairman, Toys “R” Us, Inc., served as the Company’s CEO in an interim capacity. Going forward, Mr. Markee will continue in his executive officer capacity as President of Babies “R” Us and Vice Chairman of Toys “R” Us, Inc. Mr. Calbert added, “Rick Markee provided great leadership to the organization during this interim period by continuing to advance several key initiatives. In addition, he maintained his focus on the expansion of the Babies “R” Us business, which is well-positioned for future growth and success.”

About Toys “R” Us, Inc.

Toys”R”Us is one of the leading specialty toy retailers in the world. It sells merchandise through more than 1,300 stores, including 671 toy stores in the U.S. and 646 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com, and www.sportsrus.com. Babies “R” Us is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 230 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

# # #

For more information please contact:

Kathleen Waugh	Kelly Cullen
Phone: 973-617-5888	Phone: 646-366-8822
646-366-8823	Email: 1cullenk@toysrus.com
Email: waughk@toysrus.com